UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2013

AMN HEALTHCARE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-16753	06-1500476
(Commission File Number)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive; Suite 100 San Diego, California 92130

(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 871-8519

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2013, AMN Healthcare Services, Inc. (the “Company”) entered into the First Amendment to Credit Agreement (the “First Amendment”) by and among (1) the Company, as a guarantor, (2) AMN Healthcare, Inc., as borrower (the “Borrower”), (3) certain subsidiaries of the Borrower, as guarantors, (4) the revolving lenders signatory thereto (the “Existing Revolving Lenders”), (5) the tranche B lenders signatory thereto (together with the Existing Revolving Lenders, the “Lenders”), and (5) SunTrust Bank, as administrative agent (the “Administrative Agent”), which amends the Credit Agreement dated as of April 5, 2012 (the “Credit Agreement”). The Credit Agreement provides for two credit facilities (the “Credit Facilities”), including (A) a $50 million secured revolving credit facility (the “Revolver”) that includes a $20 million sublimit for the issuance of letters of credit and a $15 million sublimit for swingline loans and (B) a $200 million secured term loan credit facility (the “Term Loan”).

The effectiveness of the First Amendment is subject to certain customary closing conditions. To avoid having to make a prepayment premium payment under the Credit Agreement, we do not expect the First Amendment to become effective prior to April 6, 2013. If the closing conditions are not satisfied by April 10, 2013, the First Amendment shall be of no further force and effect. Unless and until the First Amendment takes effect, the original terms of the Credit Agreement govern. We believe, but cannot assure any person, that all closing conditions will be satisfied (or waived by the Lenders) on or before April 10, 2013.

Among other things, the First Amendment amends the Credit Agreement as follows:

•

Reduction in the Interest Rate on the Revolver. Under the Credit Agreement, borrowings under the Revolver bear interest at floating rates based upon either a LIBOR or a base rate option selected by the Borrower, plus a spread of 3.75% to 4.25% (the “LIBOR Loan Spread”) and 2.75% to 3.25% (the “Base Rate Loan Spread”), respectively, in each case, as specifically determined quarterly based upon the Borrower’s then-existing Consolidated Leverage Ratio. The First Amendment reduces each of the Revolver LIBOR Loan Spread and the Revolver Base Rate Loan Spread by 150 basis points, to 2.25% to 2.75% and 1.25% to 1.75%, respectively.

•

Reduction in the Interest Rate on the Term Loan. Under the Credit Agreement, the Term Loan bears interest at floating rates based upon either a LIBOR (with a floor of 1.25%) or a base rate option selected by the Borrower, plus a LIBOR Loan Spread of 4.50% to 4.75% and a Base Rate Loan Spread of 3.50% to 3.75%, respectively, in each case, as specifically determined quarterly based upon the Borrower’s then-existing Consolidated Leverage Ratio. The First Amendment reduces each of the Term Loan LIBOR Loan Spread and the Term Loan Base Rate Loan Spread by 150 to 175 basis points (depending on the original Credit Agreement Consolidated Leverage Ratio step) to 3.00% and 2.00%, respectively. It also reduces the LIBOR floor by 50 basis points, from 1.25% to 0.75%.

•

Increased Sublimit for the Issuance of Letters of Credit. The Credit Agreement provides for a $20 million sublimit for the issuance of letters of credit under the Revolver. The First Amendment increases the sublimit to $30 million.

•

Easing of the Mandatory Excess Cash Flow Payment Requirement. The Credit Agreement provides that unless the Borrower’s Consolidated Leverage Ratio falls below 1.50 to 1.00, the Borrower must make mandatory prepayments of the Credit Facilities within ninety days after the end of each fiscal year, in an amount equal to 25% or 50% (as specifically determined based on the Borrower’s Consolidated Leverage Ratio) of the Company’s Excess Cash Flow, less any voluntary prepayments made during the fiscal year of the (1) Term Loan or (2) the Revolver (to the extent any prepayment of the Revolver is accompanied by a permanent reduction in the amount of the Revolver). The First Amendment (A) deletes the 25% Excess Cash Flow payment step (which is the payment requirement associated with Consolidated Leverage Ratios of 1.50 to 1.00 but less than 2.50 to 1.00) and (B) does not require the Borrower to make any mandatory Excess Cash Flow payment unless its Consolidated Leverage Ratio is 2.50 to 1.00 or higher.

•

Easing of the Consolidated Leverage Ratio Covenant. The Credit Agreement contains a financial covenant that requires the Borrower not to exceed a maximum Consolidated Leverage Ratio of initially 4.50 to 1.00 with various step-downs to 2.75 to 1.00 over the term of the Credit Agreement. The First Amendment fixes the maximum Consolidated Leverage Ratio at 4.00 to 1.00 throughout the term of the Credit Agreement.

•

Prepayment Premium. The First Amendment contains a prepayment premium of 1.00% of the amount of the Term Loan being prepaid or otherwise refinanced if such prepayment or refinancing occurs within the first six months following the effective date of the First Amendment.

The foregoing description of the First Amendment is a summary and does not contain all of the exceptions and qualifications that may apply. The foregoing description of the First Amendment is qualified in its entirety by reference to the actual amendment, which the Company intends to file with its quarterly report on Form 10-Q for the quarter ending March 31, 2013. Unless the context otherwise indicates, capitalized terms used in this Item 1.01 without definition have the meanings given to them in the First Amendment.

The Lenders and the Administrative Agent and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us for which services they have received, and may in the future receive, customary fees.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are subject to safe harbors under the Securities Act and the Exchange Act. We base these forward-looking statements on our current expectations about future events. Forward-looking statements in this Current Report on Form 8-K are identified by words such as “believe,” “expect,” “intend,” “plan,” and “will,” and other similar expressions. Our expectations about what will occur may differ materially from those discussed in, or implied by, these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN HEALTHCARE SERVICES, INC.

Date: March 4, 2013	By:	/s/ Susan R. Salka
Susan R. Salka
President and Chief Executive Officer